Exhibit 99.1

Rivian Releases First Quarter 2025 Financial Results

•$206 million of positive gross profit in the first quarter of 2025
•Unlocked an expected $1 billion investment from Volkswagen Group
•Significant progress made on R2 development and factory expansion
•Completed over 36,000 demo drives during the first quarter of 2025 - the highest number of drives in a quarter to date

Irvine, California, May 6, 2025: Rivian Automotive, Inc. (NASDAQ: RIVN) today announced its first-quarter 2025 financial results. Rivian achieved a gross profit of $206 million, its second consecutive quarter of gross profit. Hitting this milestone has unlocked an expected $1 billion investment from Volkswagen Group as part of its investment in Rivian following the formation of their joint venture - Rivian and VW Group Technology, LLC. The investment is expected to be funded on June 30, 2025.*

As previously announced, in the first quarter Rivian produced 14,611 vehicles at its manufacturing facility in Normal, Illinois and delivered 8,640 vehicles. These figures were in line with management’s guidance.

RJ Scaringe, Rivian Founder and CEO, said:
“This quarter we hit our second consecutive gross profit and our highest gross profit to date at $206 million. We have continued to make significant progress on R2, including vehicle validation builds underway and our Normal, Illinois manufacturing facility expansion on track."

Rivian has continued to make good progress on the development of R2. The company has begun design validation builds on its prototype line using majority production tooling. The 1.1 million sq. ft. manufacturing expansion in Normal, Illinois is progressing rapidly and on schedule. R2 production remains on track for the first half of 2026.

While Rivian has 100 percent U.S. vehicle manufacturing and a majority of its bill of materials (excluding cells) coming from the U.S. or USMCA-qualified, Rivian is not immune to the impacts of the global trade and economic environment. The company’s guidance represents management's current view on evolving trade regulation, policies, tariffs and the overall impact these items may have on consumer sentiment and demand. As a result of these impacts, Rivian has revised its delivery outlook to 40,000 to 46,000 vehicles. Due to its strong first quarter results, Rivian is maintaining its outlook range for adj. EBITDA of a $(1,700) million loss to a $(1,900) million loss. Rivian also continues to expect to achieve modest positive gross profit for the full year 2025. In addition, due to the expected impact from tariffs, the company is raising its capital expenditure guidance to $1,800 million to $1,900 million.

Exhibit 99.1
2025 Guidance

Current outlook
Vehicles Delivered	40,000 - 46,000
Adj. EBITDA	$(1,700) million - $(1,900) million
Capital Expenditures	$1,800 million - $1,900 million

In March, Rivian carried out more than 7,000 “electric joyrides” at SXSW festival in Austin, allowing participants to experience the on and off road capabilities of its vehicles. Its spaces and services centers, combined with events like SXSW, have enabled Rivian to provide over 36,000 demo drives in the first quarter of 2025.

This quarter Rivian also announced a partnership with HelloFresh which has incorporated 70 Rivian Commercial Vans into its fleet, outfitted in the company’s Factor branding. Factor is Rivian's first major fleet customer since it opened van sales more broadly earlier this year.
Rivian will host an audio webcast to discuss its results and provide a business update at 2:00pm PT / 5:00pm ET on Tuesday, May 6, 2025. The link to the webcast and shareholder letter will be made available on the company’s Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks.

*subject to customary closing conditions

Exhibit 99.1

Quarterly Financial Performance

(in millions, except production, delivery, and gross margin amounts)
(unaudited)

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Production	13,980	9,612	13,157	12,727	14,611
Delivery	13,588	13,790	10,018	14,183	8,640

Revenues
Automotive	$1,116	$1,074	$776	$1,520	$922
Software and services	88	84	98	214	318
Total revenues[2]	$1,204	$1,158	$874	$1,734	$1,240
Cost of revenues
Automotive	$1,613	$1,515	$1,155	$1,410	$830
Software and services	118	94	111	154	204
Total cost of revenues[2]	$1,731	$1,609	$1,266	$1,564	$1,034
Gross profit	$(527)	$(451)	$(392)	$170	$206
Gross margin	(44)%	(39)%	(45)%	10%	17%

Research and development	$461	$428	$350	$374	$381
Selling, general, and administrative	496	496	427	457	480
Total operating expenses	$957	$924	$777	$831	$861

Adjusted research and development (non-GAAP)¹	$319	$312	$271	$277	$285
Adjusted selling, general, and administrative (non-GAAP)¹	358	364	328	343	345
Total adjusted operating expenses (non-GAAP)¹	$677	$676	$599	$620	$630

Adjusted EBITDA (non-GAAP)[1,2]	$(798)	$(857)	$(757)	$(277)	$(329)
Cash, cash equivalents, and short-term investments[3]	$7,858	$7,867	$6,739	$7,700	$7,178

Net cash (used in) provided by operating activities	$(1,269)	$(754)	$(876)	$1,183	$(188)
Capital expenditures	(254)	(283)	(277)	(327)	(338)
Free cash flow (non-GAAP)¹	$(1,523)	$(1,037)	$(1,153)	$856	$(526)

Depreciation and amortization expense
Cost of revenues	$210	$203	$186	$145	$75
Research and development	18	18	20	18	17
Selling, general, and administrative	52	53	53	55	55
Total depreciation and amortization expense	$280	$274	$259	$218	$147

Stock-based compensation expense
Cost of revenues	$23	$17	$6	$16	$24
Research and development	124	98	59	79	79
Selling, general, and administrative	86	79	46	59	80
Total stock-based compensation expense	$233	$194	$111	$154	$183

Inventory write-downs
Inventory LCNRV write-downs[3]	$328	$148	$130	$66	$23
Liabilities for losses on firm purchase commitments[3]	45	31	10	5	—
Total inventory write-downs and liabilities for losses on firm purchase commitments[3]	$373	$179	$140	$71	$23
¹ A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided later in this document.
[2] The prior periods have been recast to conform to current period presentation.
[3] Amount as of date shown.

Exhibit 99.1

Condensed Consolidated Balance Sheets

(in millions, except per share amounts)
(unaudited)

Assets	December 31, 2024	March 31, 2025
Current assets:
Cash and cash equivalents	$5,294	$4,693
Short-term investments	2,406	2,485
Accounts receivable, net	443	412
Inventory	2,248	2,589
Other current assets	192	215
Total current assets	10,583	10,394
Property, plant, and equipment, net	3,965	4,104
Operating lease assets, net	416	461
Other non-current assets	446	546
Total assets	$15,410	$15,505

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$499	$713
Accrued liabilities	835	945
Current portion of deferred revenues, lease liabilities, and other liabilities	917	1,130
Total current liabilities	2,251	2,788
Long-term debt	4,441	4,443
Non-current lease liabilities	379	426
Other non-current liabilities	1,777	1,618
Total liabilities	8,848	9,275
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2024 and March 31, 2025	—	—
Common stock, $0.001 par value; 3,508 and 3,508 shares authorized and 1,131 and 1,146 shares issued and outstanding as of December 31, 2024 and March 31, 2025, respectively	1	1
Additional paid-in capital	29,866	30,072
Accumulated deficit	(23,305)	(23,850)
Accumulated other comprehensive loss	(4)	(1)
Noncontrolling interest	4	8
Total stockholders' equity	6,562	6,230

Total liabilities and stockholders' equity	$15,410	$15,505

Exhibit 99.1

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2025
Automotive	$1,116	$922
Software and services	88	318
Total revenues	1,204	1,240
Automotive	1,613	830
Software and services	118	204
Total cost of revenues	1,731	1,034
Gross profit	(527)	206
Operating expenses
Research and development	461	381
Selling, general, and administrative	496	480
Total operating expenses	957	861
Loss from operations	(1,484)	(655)
Interest income	112	81
Interest expense	(75)	(72)
Other income, net	2	107
Loss before income taxes	(1,445)	(539)
Provision for income taxes	(1)	(2)
Net loss	$(1,446)	$(541)
Less: Net income attributable to noncontrolling interest	—	4
Net loss attributable to common stockholders	$(1,446)	$(545)
Net loss attributable to common stockholders, basic and diluted	$(1,446)	$(545)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(1.48)	$(0.48)
Weighted-average common shares outstanding, basic and diluted	978	1,137
[1] The prior period has been recast to conform to current period presentation.

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows[1]

(in millions)
(unaudited)

	Three Months Ended March 31,
	2024	2025
Cash flows from operating activities:
Net loss	$(1,446)	$(541)
Depreciation and amortization	280	200
Stock-based compensation expense	233	188
Gain on equity method investment	—	(101)
Other non-cash activities	203	20
Changes in operating assets and liabilities:
Accounts receivable, net	(228)	31
Inventory	(435)	(364)
Other assets	(81)	14
Accounts payable and accrued liabilities	113	334
Deferred revenue	32	59
Other liabilities	60	(28)
Net cash used in operating activities	(1,269)	(188)

Cash flows from investing activities:
Purchases of short-term investments	(902)	(835)
Sales of short-term investments	—	48
Maturities of short-term investments	550	717
Capital expenditures	(254)	(338)
Net cash used in investing activities	(606)	(408)

Cash flows from financing activities:
Proceeds from issuance of capital stock including employee stock purchase plan	2	3
Other financing activities	(4)	(9)
Net cash used in financing activities	(2)	(6)

Effect of exchange rate changes on cash and cash equivalents	(1)	1
Net change in cash	(1,878)	(601)
Cash, cash equivalents, and restricted cash—Beginning of period	7,857	5,294
Cash, cash equivalents, and restricted cash—End of period	$5,979	$4,693

Supplemental disclosure of non-cash investing and financing activities:
Capital expenditures included in liabilities	$383	$423
Capital stock issued to settle bonuses	$179	$47
Right-of-use assets obtained in exchange for operating lease liabilities	$52	$73
[1] The prior period has been recast to conform to current period presentation.

Reconciliation of Non-GAAP
Financial Measures

(in millions)
(unaudited)

Adjusted EBITDA	Three Months Ended March 31,
	2024	2025

Net loss attributable to common stockholders	$(1,446)	$(545)
Interest income, net	(37)	(9)
Provision for income taxes	1	2
Depreciation and amortization	280	147
Stock-based compensation expense	233	183
Other income, net	(2)	(107)
Cost of revenue efficiency initiatives	127	—
Restructuring expenses	30	—
Asset impairments and write-offs	16	—
Adjusted EBITDA (non-GAAP)	$(798)	$(329)

Exhibit 99.1
About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles as well as software and services that address the entire lifecycle of the vehicle. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter: media@rivian.com

Forward-Looking Statements:
This press release and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, our future financial results, vehicle profitability and future gross profits, our future capital expenditures, the underlying trends in our business (including customer preferences and expectation), global economic conditions, including evolving trade regulation, policies and tariffs and the resulting impact on our global supply chain and material costs and access, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, our expected future production and deliveries, scaling our service infrastructure, our expected future products and technology and product enhancements (including the launches of R2 and R3), potential expansion of commercial van sales, future revenue opportunities, including with respect to the emerging autonomous driving market, our joint venture with Volkswagen Group, including the expected benefits from the partnership and future VW investments, and other expected incremental available capital pursuant to agreements with VW and the U.S. Department of Energy. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage our capital expenditures and costs; that we will require additional financing and capital to support our business; our ability to maintain strong demand for our vehicles and attract and retain a large number of consumers; our ability to grow sales of our commercial vehicles, risks relating to the highly competitive automotive

Exhibit 99.1
market, including competitors that may take steps to compete more effectively against us; consumers’ willingness to adopt electric vehicles; risks associated with our joint venture with Volkswagen Group, risks associated with additional strategic alliances or acquisitions, that we may experience significant delays in the manufacture and delivery of our vehicles; that our long-term results depend on our ability to successfully introduce and market new products and services; that we have experienced and could continue to experience cost increases or disruptions in supply of raw materials or other components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to scale our business and manage future growth effectively; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; that we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our ability to offer attractive financing and leasing options; that we may not succeed in maintaining and strengthening our brand; that our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; that we rely on complex machinery, and production involves a significant degree of risk and uncertainty; that our operations, IT systems and vehicles rely on highly technical software and hardware that could contain errors or defects; that we may not successfully develop the complex software and technology systems in coordination with the Volkswagen Group joint venture and our other vendors needed to produce our vehicles; inadequate access to charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; that we have limited experience servicing and repairing our vehicles; that the automotive industry is rapidly evolving and may be subject to unforeseen changes; risks associated with advanced driver assistance systems technology; the unavailability, reduction or elimination of government and economic incentives and credits for electric vehicles; that we may not be able to obtain the government grants, loans, and other incentives, including regulatory credits, for which we apply or on which we rely; that vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; that future field actions, including product recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; that our business may be adversely affected by labor and union activities; that our financial results may vary significantly from period to period; that we have incurred a significant amount of debt and expect to incur significant additional indebtedness; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; that breaches in data security, failure of technology systems, cyber-attacks or other security or privacy-related incidents could harm our business; risks related to our use of artificial intelligence technologies; risk of intellectual property infringement claims; that our use of open source software in our applications could subject our proprietary software to general release; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; effect of trade tariffs or other trade barriers; effects of export and import control laws; delays, limitations and risks related to permits and approvals required to operate or expand operations; our internal control over financial reporting; and the other factors

Exhibit 99.1
described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.
*Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our non-GAAP financial measures include adjusted EBITDA defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other (expense) income, net, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including fair value gain or loss on convertible note, net, and joint venture formation expenses.